Exhibit 99.1

McEwen Copper Strengthens the Exploration Team by

Welcoming Darren King as Exploration Director

TORONTO, August 3, 2023 (GLOBE NEWSWIRE) - McEwen Copper Inc., 52% owned by McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce the appointment of Mr. Darren King as Exploration Director. With over 35 years of international experience in all stages of copper and gold exploration across North, Central, and South America, Darren brings a wealth of expertise to his new role.

Before joining McEwen Copper, Darren served as Vice President of Exploration at INV Metals, where he made significant contributions to the successful completion of the 2018 and 2020 feasibility studies for the Loma Larga project in Ecuador, which led the company to attract a takeover from Dundee Precious Metals at a 63% premium. During his tenure, Darren also advanced regional exploration properties and ensured compliance with safety, social, and environmental standards.

Before INV Metals, Darren held the position of Mine Exploration Manager for South America at Barrick Gold Corporation, where he played an important role in developing and implementing exploration programs near multiple mines, including Lagunas Norte, Pierina, Zaldivar, and Veladero, with an approach that allowed for consistent addition of reserves and resources each year.

Over his career, Darren created innovative geological models that led to significant discoveries in the Dominican Republic, Panama, and Argentina, such as the identification of the orebodies Monte Oculto at Pueblo Viejo and Argenta at Veladero. He holds a Master of Science in Geology from South Dakota School of Mines and Technology, he is a Registered Member of Society for Mining, Metallurgy & Exploration (SME), and a Qualified Person under National Instrument 43-101 - Standards of Disclosure for Mineral Projects.

Michael Meding, Vice President and General Manager of McEwen Copper stated, "We are delighted to have Darren join McEwen Copper. With his more than 27 years of working in Argentina and experience in exploring the High Andes, we believe that his expertise and track record of success will play a key role in further enhancing Los Azules, which is already ranked as a top 10 copper project worldwide with significant growth potential."

Rob McEwen, Chairman and CEO of McEwen Mining, added “I look forward to the contributions Darren will make to McEwen Copper’s exploration endeavors as we pursue our ambitious goals.”

ABOUT MCEWEN COPPER

McEwen Copper is a well-funded, private company which owns 100% of the large, advanced-stage Los Azules copper project, located in the San Juan province, Argentina. McEwen Copper is a 52% owned private subsidiary of McEwen Mining, which has the ticker MUX on NYSE and TSX.

Los Azules is being designed to be distinctly different from a conventional copper mine, consuming significantly less water, emitting much lower carbon and progressing to be carbon neutral by 2038, being powered by 100% renewable once in operation. It recently released an updated PEA (preliminary economic assessment) which projects a long life of mine, low production cost per pound, short payback period, high annual copper production and a 21.2% after-tax IRR.

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ABOUT MCEWEN MINING

McEwen Mining is a gold and silver producer with operations in Nevada, Canada, Mexico and Argentina. In addition, it owns approximately 52% of McEwen Copper, which owns the large, advanced stage Los Azules copper project in Argentina. The Company’s goal is to improve the productivity and life of its assets with the objective of increasing the share price and providing a yield. Rob McEwen, Chairman and Chief Owner, has a personal investment in the company of US$220 million. His annual salary is US$1.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, Quarterly Report on Form 10-Q for the three months ended March 31, 2023, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen Mining Inc.

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